UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                                  FORM 8-K



                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report:  February 9, 2001




                      ELECTRONIC SYSTEMS TECHNOLOGY INC.
                           (A Washington Corporation)

                        Commission File no. 000-27793
                 IRS Employer Identification no. 91-1238077

                            415 N. Quay St. #4
                           Kennewick  WA  99336
                  (Address of principal executive offices)


     Registrant's telephone number, including area code:(509) 735-9092































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ITEM 5.  OTHER EVENTS

A: During the Company's scheduled Board of Directors Meeting on February 9, 2001, the Board of Directors awarded Stock Options for Employees and Directors, as was recommended by the Board's Employee/Director Stock Option Committee, subject to the conditions delineated in the Committee's recommendations and in accordance with the Electronic Systems Technology, Inc. Stock Option Plan for Directors, Officers, and Employees, as approved by Shareholder vote on June 7, 1996. Employees and Directors, who were recipients of the stock options and conditions relating to the stock options approved by the Board of Directors, are delineated on attached Exhibit 20.1.

B: John Rector, a Director of the Company, resigned his Director position, effective February 9, 2001, due to health related issues. The Board of Directors reluctantly accepted
Mr. Rector's resignation.

C: Robert Southworth, a Director and Secretary/Treasurer of the Company, resigned as Secretary/Treasurer of the Company so that he may participate on the Company's Audit Committee.

D: Jon Correio, currently the Company's Manager of Finance and
Administration, was appointed by the Board of Directors to serve the remaining term of the Director position vacated by the death of Arthur W. Leighton. Mr. Correio's term will expire June 2003.
Mr. Correio was also appointed to serve as Secretary/Treasurer of the Company.

E: The Board of Directors formed the Audit Committee for the Company, comprised of Melvin Brown, who will serve as Chairman of the Audit Committee, John Schooley, and Robert Southworth.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS.

Exhibit 20.1 - Summary of Employee/Director Stock Option Committee recommendations regarding Employee and Director Stock Options, as approved by the Company's Board of Directors, February 9, 2001.





















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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ T. L. KIRCHNER

By: T.L. Kirchner
President
Date: February 15, 2001